UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2004

NASHUA CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-05492	02-0170100
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

11 Trafalgar Square, 2nd Floor
Nashua, New Hampshire 03063
(Address of principal executive offices and zip code)

(603) 880-2323
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On December 9, 2004, LaSalle Bank National Association (“LaSalle Bank”) and Fleet National Bank (“Fleet Bank”) (together, the “Banks”) issued an irrevocable letter of credit, in the principal amount of $2,841,425 (the “IRB Letter of Credit”), in support of the issuance by the Industrial Development Board of the City of Jefferson City, Tennessee (“IDB”) of Variable Rate Demand Limited Obligation Industrial Development Revenue Bonds (Nashua Corporation Project), Series 2004, for Nashua Corporation’s (the “Registrant”) purchase of certain property located in Jefferson City, Tennessee. On December 9, 2004, the Registrant entered into a Sixth Amendment (the “Sixth Amendment”) to the Credit Agreement with the Banks to amend the Registrant’s Credit Agreement, dated March 1, 2002, as amended. The Sixth Amendment:

-	modifies the definitions of Revolving Outstandings and Stated Amount to include the IRB Letter of Credit;

-	adjusts the letter of credit commitment amount to include the IRB Letter of Credit;

-	adjusts the covenants on the limitations on debt and liens to exclude the debt to the IDB and related liens; and

-	adjusts the description of any non-payment of other debt to include debt arising under the Reimbursement Agreement relating to the IRB Letter of Credit.

     The Sixth Amendment is attached to this Current Report on Form 8-K as Exhibit 4.1, and the information contained in the Sixth Amendment is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The disclosure contained in “Item 1.01 - Entry into a Material Definitive Agreement” of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NASHUA CORPORATION

Date: December 15, 2004	By	/s/ John L. Patenaude
John L. Patenaude
Vice President-Finance, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Sixth Amendment to Credit Agreement dated as of December 9, 2004, among Nashua Corporation, Fleet National Bank and LaSalle Bank National Association.